EXHIBIT 10.3
                             ARTHUR ZAWODNY ("EMPLOYEE")
                                 TERMS OF EMPLOYMENT
                              AMENDED AND RESTATED WITH
                       CONCORD CAMERA HK LIMITED ("CONCORD HK")
                               AS OF OCTOBER 21, 19941

          1)   POSITION

               Director - Design Engineering.

          2)   TERM

               Four Years (May 1, 1994 to April 30, 1998) (the "Term").

          3)   REPORTS TO

               Eli Shoer, Managing Director of CONCORD HK.
               Board of Directors of CONCORD HK.

          4)   COMPENSATION

               A)   Salary - US$86,000 per annum, paid monthly
               B)   Housing  Allowance -  HK$22,750  per  month during  the
                    Term.

          5)   OPTIONS

               To be granted from time to time at the discretion of Concord Camera Corp., taking into account, among other things, individual performance and general business conditions. In consideration of employment, the following options are granted and vested as follows:

               10,000 @ $3.25 per share

               Vesting: 2,000 immediately on execution of this agreement 2,000 after completion of 1st year of term of employment 2,000 after completion of 2nd year of term of employment 2,000 after completion of 3rd year of term of employment 2,000 after completion of 4th year of term of employment

               In addition, in cancellation of all options granted prior to this agreement, and in consideration of past performance, the following options are granted:
               10,000 @ $3.25 per share
               Vesting:  10,000 immediately on execution of this agreement.

          6)   PAID VACATION

                                        ____________________

               1Amends  and restates  Employee's  Terms of  Employment with
          Concord HK dated         as of May 1, 1994.





               First Year:      four months
               Second Year:     five months
               Third Year:      five months
               Fourth Year:     five months
               Any unused vacation by Employee during the Term will be paid to him on/or about April 30 each year.

          7)   EXPENSE REIMBURSEMENT

               All reasonable and necessary expenses incurred in performance of duties during the Term, including relocation of house boat to Hong Kong and back to the United States up to US$15,000 for each relocation.

          8)   TERMINATION

               A) Termination by CONCORD HK for cause (crime, willful failure to follow instructions or failure to satisfactorily perform duties) - effective immediately.

               B.i) Either party may terminate at any time for any reason upon giving the other party three-month's written notice.

               B.ii) In the event CONCORD HK elects to terminate, it may at its option request employee remain in its employment during the three-month period, at his then effective salary rate. Alternatively, CONCORD HK may request employee cease working at any time during the three-month termination period in which case:

                      a) the employee will be paid for a three-month period, at his then effective salary rate, in scheduled monthly termination payments;

                      b) CONCORD HK 's obligation to pay such termination payments will be offset to the extent of any salary or other payments received by employee during the balance of the three-month notice period from other employment employee may obtain.

          9)   BENEFITS

                      Disability Insurance - Employee will be eligible to participate in Concord Camera Corp.'s existing employee disability insurance plan.
                      Health Insurance - Employee will be eligible to participate in Concord Camera Corp.'s existing employee medical and dental plan.

          10)  AGREEMENT NOT TO COMPETE

               In consideration of CONCORD HK's employment, employee will not compete in North, Central and South America, the Far and Middle East, Europe, Africa and Australia and New Zealand during the Term, and in the event of a termination for any reason, for one year following the later of the end of the end of the employment term or the date of the last scheduled severance payment by CONCORD HK.

          11)  COVENANTS OF EMPLOYEE

               A) Any discovery, invention or secret process or improvement in a procedure used by, or useful to, CONCORD HK in the operation of its business, made or discovered by employee during his employment with CONCORD HK in connection with or in any way affecting or relating to the business of CONCORD HK or capable of being used or adapted for use therein or in connection therewith shall forthwith be disclosed to CONCORD HK and shall belong to and be the absolute property of CONCORD HK.

               B) Employee shall, whether during or after any Termination, at the expense of CONCORD HK or its nominee, complete and file any patent applications or other requests for protection of any such discovery, invention process or improvement described herein and shall execute all instruments and do all things necessary for vesting such patent rights or other similar protection in the name of CONCORD HK (or any nominee) absolutely and as the sole beneficial owner.

               C) Pursuant to this Agreement, employee shall be rendering to CONCORD HK services of a valuable, special, unique and extraordinary nature, and shall be obtaining substantial economic benefits. Employee acknowledges that the temporal and geographic limitations imposed herein on his post-employment activities are necessary and reasonable in order to protect CONCORD HK in the conduct of its business and while in effect will not preclude employee from earning a living.

               D) Employee and CONCORD HK acknowledge and agree that for purposes of this Section 11 and Sections 12 and 13 hereof, the term "CONCORD HK" shall be deemed to include CONCORD HK, its parent company, and any subsidiaries, joint venturers, or affiliates thereof.

          12)  CONFIDENTIALITY

               From and after the date hereof, including both prior to and after termination, for any reason whatsoever, whether by CONCORD HK or employee, employee shall treat as CONCORD HK's confidential trade secrets all data, information, ideas, knowledge and papers pertaining to the affairs of CONCORD HK. Without limiting the generality of the foregoing, such trade secrets shall include: the identity of CONCORD HK's customers, suppliers and prospective customers and suppliers; the identity of CONCORD HK's creditors and other sources of financing or potential creditors and other potential sources of financing; CONCORD HK's estimating and costing procedures and the cost and gross prices charged by CONCORD HK for its products; the prices or other consideration charged to or required of CONCORD HK by any of its suppliers or potential suppliers; CONCORD HK's sales and promotional policies; and engineering manufacture, design, product development and other information and specifications of CONCORD HK's molds and other product fabrication equipment and CONCORD HK's catalogs and other promotional materials. Employee shall not reveal said trade secrets to others except in the proper exercise of his duties and authorities for CONCORD HK, nor use his knowledge thereof in any way that would be detrimental to the interests of CONCORD HK. Employee shall also treat all information pertaining to the affairs of CONCORD HK's customers and suppliers and prospective customers and suppliers as confidential trade secrets of such customers and suppliers and prospective customers and suppliers.

          13)  REMEDIES

               A) Employee acknowledges and agrees that in the event he shall violate or threaten to violate any of the provisions of Section 10 or 11 hereof, CONCORD HK may have no adequate remedies at law and may suffer irreparable injury and agrees that CONCORD HK will therefore be entitled to enforce such provisions by temporary or permanent injunctive relief obtained in an action or proceeding instituted in any court of competent jurisdiction without the necessity of proving damages or irreparable injury, without regard to the ability of employee to answer in damages for any such breach, and without prejudice to any other remedies which it may have in law or inequity, and shall, without limitation, as a provisional remedy, be entitled to terminate all payments to employee or any designee thereof hereunder.

               B) If any restriction contained in Section 10 or 11 hereof is found to be unenforceable by reason of the extent duration or scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, scope or other provision and in its reduced form any such restriction shall thereafter be enforceable as contemplated hereby.



          AGREED AND ACCEPTED:              AGREED AND ACCEPTED:

                                            CONCORD CAMERA HK LIMITED




          By:                                By:

             Arthur Zawodny                     Ira B. Lampert, Director


          Date:                              Date: